Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2010

Comparable Portfolio RevPAR Increases 3.3% in Third Quarter 2010

Expects Comparable Portfolio RevPAR to Increase between 5% and 7% in Fourth Quarter 2010

Improves Financial Flexibility With New Credit Facility and Mortgage Refinancing

Selects the Denihan Hospitality Group as Manager for the Royal Palm Miami Beach

ALISO VIEJO, CA — November 4, 2010 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2010.

RevPAR and hotel EBITDA margin information presented reflect the Company’s 30 hotel comparable portfolio on a pro forma basis (excludes the Royal Palm Miami Beach).

Third Quarter 2010 Operational Results:

•                  Total revenue was $177.7 million.

•                  Comparable Portfolio RevPAR was $108.07.

•                  Income available to common stockholders was $18.3 million.

•                  Income available to common stockholders per diluted share was $0.19.

•                  Adjusted EBITDA was $38.9 million.

•                  Pro forma Adjusted EBITDA was $34.5 million.

•                  Adjusted FFO available to common stockholders was $13.7 million.

•                  Adjusted FFO available to common stockholders per diluted share was $0.14.

•                  Comparable Portfolio hotel EBITDA margin was 24.2%.

Art Buser, President and Chief Executive Officer, stated, “While the current environment continues to produce quarter-to-quarter volatility in our results as evidenced in the third quarter, the longer term fundamentals remain positive.  Looking to the fourth quarter and into 2011, we are seeing strong booking trends, which we expect to result in a reacceleration of RevPAR growth. With third quarter occupancy of 73.5%, our hotels are well positioned to drive rate and maximize cash flow. We are excited to announce our new relationship with the Denihan Hospitality Group who will manage the Royal Palm Miami Beach hotel.  Going forward, we will focus on investing in our portfolio, while working to improve our liquidity and credit profile.  We will continue to pick our spots in selectively acquiring hotels.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Total Revenue	$177.7	$170.1	4.5%	$519.5	$517.6	0.4%
Comparable Portfolio RevPAR (1)	$108.07	$104.58	3.3%	$104.81	$103.37	1.4%
Comparable Portfolio hotel EBITDA margin (1)	24.2%	24.2%	— bps	24.3%	24.7%	(40) bps

Income available (loss attributable) to common stockholders	$18.3	$(23.1)		$(12.6)	$(157.7)
Income available (loss attributable) to common stockholders per diluted share	$0.19	$(0.31)		$(0.13)	$(2.53)
EBITDA	$70.7	$37.0		$148.0	$24.5
Adjusted EBITDA	$38.9	$40.1		$113.3	$123.8
FFO available to common stockholders	$44.3	$5.0		$63.2	$(55.7)
Adjusted FFO available to common stockholders	$13.7	$10.3		$35.6	$31.0
FFO available to common stockholders per diluted share (2)	$0.45	$0.07		$0.65	$(0.89)
Adjusted FFO available to common stockholders per diluted share (2)	$0.14	$0.14		$0.36	$0.50

(1)          Includes the 30 “comparable” hotels held for investment by the Company as of September 30, 2010, excluding the Royal Palm Miami Beach which is being repositioned beginning in 2010, and the Mass Mutual eight hotels reclassified as “Operations Held for Non-Sale Disposition” on the Company’s balance sheets and statements of operations. Includes the Renaissance Westchester for all periods presented.

(2)          Reflects Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.45 and $0.09, respectively, for the three months ended September 30, 2010 and 2009, and $0.67 and $(0.76), respectively, for the nine months ended September 30, 2010 and 2009. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.15 for both the three months ended September 30, 2010 and 2009, and $0.40 and $0.54, respectively, for the nine months ended September 30, 2010 and 2009.

The Company has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 8 through 13 of this release.

Finance Update

Credit Facility — On November 1, 2010, the Company entered into a new $150.0 million senior corporate credit facility. The interest rate for the facility ranges from 325 to 425 basis points over LIBOR, depending on the overall leverage of the Company. The initial term of the facility is three years with an option to extend for an additional one year. Subject to approval by the lender group, the facility may be increased to up to $250.0 million.  The Company expects to have full funds availability upon the delivery of certain post closing items during the fourth quarter, 2010. The facility contains customary events of default relating to payments and breaches of representations and warranties.

Hilton Times Square Mortgage Debt — On November 1, 2010, the Company entered into a new $92.5 million non-recourse mortgage (“Mortgage”) on its Hilton Times Square. The Mortgage matures in 2020 and bears a fixed interest rate of 4.97%, with scheduled monthly principal and interest amounts based on a thirty-year amortization. The proceeds from the Mortgage were used in part to repay the maturing $81.0 million mortgage, which bore an interest rate of 5.915%. Excess proceeds were retained for general corporate purposes. The Mortgage contains customary events of default relating to payments and breaches of representations and warranties.

Mass Mutual — On November 1, 2010, the Company completed its previously announced deed back of the Mass Mutual eight hotels, and titles to the hotels were transferred to the lender. The Company will record a gain on extinguishment of debt to discontinued operations in the fourth quarter of 2010. A portion of this gain will be deferred until all significant contingencies are resolved, and the net remaining assets and liabilities will be removed from its balance sheet. This transaction completes the Company’s 2009 secured debt restructuring program.

Ken Cruse, Chief Financial Officer, stated, “The finance transactions announced today have increased our liquidity, reduced our average interest rate and extended the term to maturity of our indebtedness, all of which have improved our financial flexibility and allowed us to move closer to our goal of reinstating cash common dividends.”

Balance Sheet/Liquidity Update

As of September 30, 2010, the Company had approximately $143.5 million of cash and cash equivalents, including restricted cash of $72.4 million. The Company intends to use a portion of its cash balance for acquisition opportunities.

As of September 30, 2010, total assets were $2.4 billion, including $2.0 billion of net investments in hotel properties, total debt excluding debt in the Company’s secured debt restructuring program was $1.1 billion and stockholders’ equity was $0.9 billion.

Financial Covenants

The Company is subject to compliance with various covenants under its Series C preferred stock and its 4.6% Exchangeable Senior Notes due 2027 (the “Senior Notes”). As of September 30, 2010, the Company was in compliance with all covenants related to its Series C preferred stock and its Senior Notes.

Capital Improvements

During the third quarter of 2010, the Company invested $14.3 million in capital improvements to its portfolio.  In light of the industry recovery and in order to position its portfolio for growth, the Company has expanded its 2010/2011 capital investment plan and currently intends to invest approximately $39.0 million in capital improvement projects during the fourth quarter of 2010, for a total of $70.0 million for the year. The Company’s capital improvements program is aimed at value-adding renovation and repositioning projects, including the following:

Marriott Tysons Corner — Renovation of guest rooms and building exterior started late in the second quarter 2010.

Renaissance Washington D.C. — Renovation of guest rooms and certain meeting space started in the third quarter 2010.

Embassy Suites Chicago — Renovation of guest suites, corridors and lobby to begin in the fourth quarter 2010.

Kahler Grand Rochester — Renovation of deluxe rooms, meeting space and certain public areas to begin in late 2010 concurrent with the installation of new energy efficient windows.

Royal Palm Miami Beach

During the fourth quarter 2010, the Company agreed to terms with the Denihan Hospitality Group to manage the Royal Palm Miami Beach (“Hotel”). The Hotel is currently in the planning and permitting stage of a complete renovation and repositioning program that is expected to commence during the fourth quarter of 2010.

Dividend Update

On October 26, 2010, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on January 15, 2011 to stockholders of record on December 31, 2010.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business.  In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely.  Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Fourth Quarter Outlook

The Company is providing guidance for the fourth quarter 2010 at this time, but does not undertake to make updates for any subsequent developments in its business.  Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance does not take into account any additional hotel acquisitions, dispositions or financings during 2010.  As the level of demand for U.S. lodging is highly correlated to the overall U.S. economy, changes in U.S. economic performance could have a material effect on the Company’s results of operations.

Guidance includes the Company’s 31 hotels except for RevPAR, which excludes the Royal Palm Miami Beach due to repositioning beginning in 2010. For the fourth quarter 2010:

•                  Comparable RevPAR growth is expected to be 5.0% to 7.0%;

•                  Loss attributable to common stockholders is expected to be approximately $5.7 million to $9.7 million;

•                  Adjusted EBITDA is expected to be $38.0 million to $42.0 million;

•                  Adjusted FFO available to common stockholders is expected to be approximately $14.9 million to $18.9 million; and

•                  Adjusted FFO available to common stockholders per diluted share is expected to be approximately $0.15 to $0.19.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 4, 2010, at 12:00 p.m. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-800-762-8779 (for domestic callers) or 1-480-629-9771 (for international callers) with passcode #4371239. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that owns 31 hotels comprised of 11,722 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 4, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 8 through 11.  Reconciliations and the components of comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin are set forth on pages 12 and 13. We believe comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 8 through 11.

The revenue and expense items associated with our two commercial laundry facilities and the eight hotel properties held for non-sale disposition, any guaranty payments, and other miscellaneous non-hotel items have been shown below the hotel EBITDA line in presenting comparable portfolio hotel EBITDA margins. Management believes the calculation of comparable portfolio hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 30 hotel comparable portfolio. See pages 12 and 13 for reconciliations of comparable portfolio hotel EBITDA to the comparable GAAP measure. Our 30 hotel comparable portfolio includes all hotels held for investment as of September 30, 2010, less the Royal Palm Miami Beach, which is being repositioned beginning in 2010. The 30 hotel comparable portfolio also includes operating results for the Renaissance Westchester for all of 2009 and during 2010 while the hotel was held in receivership prior to our reaquisition of the hotel on June 14, 2010.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,089	$353,255
Restricted cash	72,388	36,858
Accounts receivable, net	20,246	22,624
Due from affiliates	37	62
Inventories	2,412	2,446
Prepaid expenses	10,035	7,423
Investment in hotel property of discontinued operations, net	—	16,471
Other current assets of discontinued operations, net	—	1,739
Investment in hotel properties of operations held for non-sale disposition, net	98,239	102,343
Other current assets of operations held for non-sale disposition, net	35,157	14,140
Total current assets	309,603	557,361

Investment in hotel properties, net	2,028,082	1,923,392
Other real estate, net	11,900	14,044
Investments in unconsolidated joint ventures	449	542
Deferred financing fees, net	4,618	7,300
Goodwill	4,673	4,673
Other assets, net	14,137	6,218

Total assets	$2,373,462	$2,513,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,963	$12,425
Accrued payroll and employee benefits	10,591	9,092
Due to Third Party Managers	8,742	9,817
Dividends payable	5,137	5,137
Other current liabilities	22,731	21,910
Current portion of notes payable	94,810	153,778
Note payable of discontinued operations	—	25,499
Notes payable of operations held for non-sale disposition	162,972	184,121
Other current liabilities of discontinued operations, net	—	41,449
Other current liabilities of operations held for non-sale disposition	26,151	6,364
Total current liabilities	349,097	469,592

Notes payable, less current portion	1,039,757	1,050,019
Other liabilities	7,923	7,256
Total liabilities	1,396,777	1,526,867

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at September 30, 2010 and December 31, 2009, liquidation preference of $24.375 per share	100,000	99,896

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 97,275,660 shares issued and outstanding at September 30, 2010 and 96,904,075 shares issued and outstanding at December 31, 2009	973	969
Additional paid in capital	1,121,460	1,119,005
Retained earnings (deficit)	(6,079)	(8,949)
Cumulative dividends	(412,938)	(397,527)
Accumulated other comprehensive loss	(2,981)	(2,981)
Total stockholders’ equity	876,685	886,767

Total liabilities and stockholders’ equity	$2,373,462	$2,513,530

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues
Room	$108,324	$101,754	$307,025	$299,651
Food and beverage	35,893	34,664	114,644	115,921
Other operating	12,847	12,856	37,168	38,268
Revenues of operations held for non-sale disposition	20,646	20,790	60,638	63,712
Total revenues	177,710	170,064	519,475	517,552
Operating expenses
Room	27,542	25,873	78,343	74,316
Food and beverage	28,544	27,215	85,327	85,637
Other operating	6,658	6,600	19,775	19,934
Advertising and promotion	8,012	7,070	23,397	23,344
Repairs and maintenance	6,660	6,402	19,737	19,703
Utilities	6,793	6,280	18,152	18,428
Franchise costs	5,727	5,283	15,878	15,082
Property tax, ground lease and insurance	11,045	10,863	32,015	30,918
Property general and administrative	18,673	17,232	54,694	53,128
Corporate overhead	11,596	4,334	21,311	14,826
Depreciation and amortization	23,871	23,529	70,693	70,818
Operating expenses of operations held for non-sale disposition	17,787	19,098	53,737	58,358
Property and goodwill impairment losses	—	2,209	1,943	30,852
Goodwill impairment losses of operations held for non-sale disposition	—	—	—	3,007
Total operating expenses	172,908	161,988	495,002	518,351
Operating income (loss)	4,802	8,076	24,473	(799)
Equity in earnings (losses) of unconsolidated joint ventures	200	(515)	475	(2,616)
Interest income and other income (loss)	(276)	239	(6)	1,111
Interest expense	(16,671)	(18,190)	(53,727)	(57,703)
Interest expense of operations held for non-sale disposition	(4,875)	(2,880)	(15,272)	(8,667)
Gain (loss) on extinguishment of debt	—	(20)	—	54,559
Loss from continuing operations	(16,820)	(13,290)	(44,057)	(14,115)
Income (loss) from discontinued operations	40,473	(4,658)	46,927	(127,528)
Net income (loss)	23,653	(17,948)	2,870	(141,643)
Dividends paid on unvested restricted stock compensation	—	—	—	(447)
Preferred stock dividends and accretion	(5,141)	(5,187)	(15,515)	(15,562)
Undistributed income allocated to unvested restricted stock compensation	(232)	—	—	—
Income available (loss attributable) to common stockholders	$18,280	$(23,135)	$(12,645)	$(157,652)

Basic per share amounts:
Loss from continuing operations attributable to common stockholders	$(0.23)	$(0.25)	$(0.61)	$(0.48)
Income (loss) from discontinued operations	0.42	(0.06)	0.48	(2.05)
Basic income available (loss attributable) to common stockholders per common share	$0.19	$(0.31)	$(0.13)	$(2.53)

Diluted per share amounts:
Loss from continuing operations attributable to common stockholders	$(0.23)	$(0.25)	$(0.61)	$(0.48)
Income (loss) from discontinued operations	0.42	(0.06)	0.48	(2.05)
Diluted income available (loss attributable) to common stockholders per common share	$0.19	$(0.31)	$(0.13)	$(2.53)

Weighted average common shares outstanding:
Basic	97,250	73,857	97,163	62,382
Diluted	97,612	73,857	97,163	62,382

Dividends declared per common share	$—	$—	$—	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Income available (loss attributable) to common stockholders	$18,280	$(23,135)	$(12,645)	$(157,652)
Dividends paid on unvested restricted stock compensation	—	—	—	447
Series A and C preferred stock dividends	5,141	5,187	15,515	15,562
Undistributed income allocated to unvested restricted stock compensation	232	—	—	—
Operations held for investment:
Depreciation and amortization	23,871	23,529	70,693	70,818
Amortization of lease intangibles	76	—	226	—
Interest expense	16,116	17,371	49,239	54,626
Interest expense - default rate	—	—	884	—
Amortization of deferred financing fees	303	582	1,102	1,217
Write-off of deferred financing fees	—	—	1,585	284
Loan penalties and fees	—	—	174	—
Non-cash interest related to discount on Senior Notes	252	237	743	1,576
Unconsolidated joint ventures:
Depreciation and amortization	13	1,306	40	3,860
Interest expense	—	638	—	1,986
Amortization of deferred financing fees	—	45	—	137
Operations held for non-sale disposition:
Depreciation and amortization	1,552	2,749	4,789	8,183
Interest expense	2,424	2,749	7,606	8,272
Interest expense - default rate	2,038	—	6,392	—
Amortization of deferred financing fees	131	131	395	395
Loan penalties and fees	282	—	879	—
Discontinued operations:
Depreciation and amortization	—	749	124	6,502
Interest expense	—	1,742	225	5,181
Amortization of deferred financing fees	—	11	2	32
Loan penalties and fees	—	3,093	48	3,093
EBITDA	70,711	36,984	148,016	24,519

Operations held for investment:
Amortization of deferred stock compensation	757	938	2,405	3,286
(Gain) loss on sale of assets	383	—	383	(354)
(Gain) loss on extinguishment of debt	—	20	—	(54,559)
Impairment loss	—	2,209	1,943	30,852
Closing costs - Royal Palm Miami Beach acquisition	6,619	—	6,774	—
Due diligence costs - abandoned project	938	—	938	—
Unconsolidated joint ventures:
Amortization of deferred stock compensation	4	12	21	28
Operations held for non-sale disposition:
Impairment loss	—	—	—	3,007
Discontinued operations:
(Gain) loss on sale of assets	—	(18)	—	13,052
Gain on extinguishment of debt	(40,473)	—	(47,220)	—
Impairment loss	—	—	—	104,007
	(31,772)	3,161	(34,756)	99,319

Adjusted EBITDA	$38,939	$40,145	$113,260	$123,838

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$18,280	$(23,135)	$(12,645)	$(157,652)
Dividends paid on unvested restricted stock compensation	—	—	—	447
Undistributed income allocated to unvested restricted stock compensation	232	—	—	—
Operations held for investment:
Real estate depreciation and amortization	23,734	23,385	70,287	70,357
Amortization of lease intangibles	76	—	226	—
(Gain) loss on sale of assets	383	—	383	(354)
Unconsolidated joint ventures:
Real estate depreciation and amortization	—	1,288	—	3,806
Operations held for non-sale disposition:
Real estate depreciation and amortization	1,552	2,749	4,789	8,183
Discontinued operations:
Real estate depreciation and amortization	—	749	124	6,502
(Gain) loss on sale of assets	—	(18)	—	13,052
FFO available to common stockholders	44,257	5,018	63,164	(55,659)

Operations held for investment:
Interest expense - default rate	—	—	884	—
Write-off of deferred financing fees	—	—	1,585	284
Loan penalties and fees	—	—	174	—
(Gain) loss on extinguishment of debt	—	20	—	(54,559)
Impairment loss	—	2,209	1,943	30,852
Closing costs - Royal Palm Miami Beach acquisition	6,619	—	6,774	—
Due diligence costs - abandoned project	938	—	938	—
Operations held for non-sale disposition:
Interest expense - default rate	2,038	—	6,392	—
Loan penalties and fees	282	—	879	—
Impairment loss	—	—	—	3,007
Discontinued operations:
Loan penalties and fees	—	3,093	48	3,093
Gain on extinguishment of debt	(40,473)	—	(47,220)	—
Impairment loss	—	—	—	104,007
	(30,596)	5,322	(27,603)	86,684

Adjusted FFO available to common stockholders	$13,661	$10,340	$35,561	$31,025

FFO available to common stockholders per diluted share	$0.45	$0.07	$0.65	$(0.89)

Adjusted FFO available to common stockholders per diluted share	$0.14	$0.14	$0.36	$0.50

Basic weighted average shares outstanding	97,250	73,857	97,163	62,382
Shares associated with unvested restricted stock awards	362	72	372	—
Diluted weighted average shares outstanding (1)	97,612	73,929	97,535	62,382

(1)          Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.  On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.45 and $0.09, respectively, for the three months ended September 30, 2010 and 2009, and $0.67 and $(0.76), respectively, for the nine months ended September 30, 2010 and 2009.  On an “as-converted”basis,  Adjusted FFO available to common stockholders per diluted share is $0.15 for both the three months ended September 30, 2010 and 2009, and $0.40 and $0.54, respectively, for the nine months ended September 30, 2010 and 2009.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2010
		Non-Sale	Discontinued
	Actual (1)	Disposition (2)	Operations (3)	Pro Forma (4)

Income available (loss attributable) to common stockholders	$18,280	$2,012	$(40,473)	$(20,181)
Series A and C preferred stock dividends	5,141	—	—	5,141
Undistributed income allocated to unvested restricted stock compensation	232	—	—	232
Operations held for investment:
Depreciation and amortization	23,871	—	—	23,871
Amortization of lease intangibles	76	—	—	76
Interest expense	16,116	—	—	16,116
Amortization of deferred financing fees	303	—	—	303
Non-cash interest related to discount on Senior Notes	252	—	—	252
Unconsolidated joint ventures:
Depreciation and amortization	13	—	—	13
Operations held for non-sale disposition:
Depreciation and amortization	1,552	(1,552)	—	—
Interest expense	2,424	(2,424)	—	—
Interest expense - default rate	2,038	(2,038)	—	—
Amortization of deferred financing fees	131	(131)	—	—
Loan penalties and fees	282	(282)	—	—
EBITDA	70,711	(4,415)	(40,473)	25,823

Operations held for investment:
Amortization of deferred stock compensation	757	—	—	757
Loss on sale of assets	383	—	—	383
Closing costs - Royal Palm Miami Beach acquisition	6,619	—	—	6,619
Due diligence costs - abandoned project	938	—	—	938
Unconsolidated joint ventures:
Amortization of deferred stock compensation	4	—	—	4
Discontinued operations:
Gain on extinguishment of debt	(40,473)	—	40,473	—

	(31,772)	—	40,473	8,701

Adjusted EBITDA	$38,939	$(4,415)	$—	$34,524

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$18,280	$2,012	$(40,473)	$(20,181)
Undistributed income allocated to unvested restricted stock compensation	232	—	—	232
Operations held for investment:
Real estate depreciation and amortization	23,734	—	—	23,734
Amortization of lease intangibles	76	—	—	76
Loss on sale of assets	383	—	—	383
Operations held for non-sale disposition:
Real estate depreciation and amortization	1,552	(1,552)	—	—
FFO available to common stockholders	44,257	460	(40,473)	4,244

Operations held for investment:
Closing costs - Royal Palm Miami Beach acquisition	6,619	—	—	6,619
Due diligence costs - abandoned project	938	—	—	938
Operations held for non-sale disposition:
Interest expense - default rate	2,038	(2,038)	—	—
Loan penalties and fees	282	(282)	—	—
Discontinued operations:
Gain on extinguishment of debt	(40,473)	—	40,473	—
	(30,596)	(2,320)	40,473	7,557

Adjusted FFO available to common stockholders	$13,661	$(1,860)	$—	$11,801

FFO available to common stockholders per diluted share	$0.45			$0.04

Adjusted FFO available to common stockholders per diluted share	$0.14			$0.12

Basic weighted average shares outstanding	97,250			97,250
Shares associated with unvested restricted stock awards	362			362
Diluted weighted average shares outstanding (5)	97,612			97,612

(1)          Actual includes results for the 31 hotels held for investment, the Mass Mutual eight hotels held for non-sale disposition and two hotels disposed by deed in lieu at September 30, 2010.

(2)          Non-Sale Disposition includes all hotel operations, interest and penalties for the Mass Mutual eight hotels that are in the process of being transferred to a receiver.

(3)          Discontinued Operations includes the W San Diego and Marriott Ontario Airport hotels that have been disposed by deed in lieu as of September 30, 2010.

(4)          Pro forma includes the 31 hotels held for investment by the Company at September 30, 2010.

(5)          Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis since such treatment is dilutive.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to EBITDA and Adjusted EBITDA

	Nine Months Ended September 30, 2010
		Held for	Reacquired	Non-Sale	Discontinued
	Actual (1)	Investment (2)	Hotel (3)	Disposition (4)	Operations (5)	Pro Forma (6)

Loss attributable to common stockholders	$(12,645)	$2,229	$346	$8,367	$(46,927)	$(48,630)
Series A and C preferred stock dividends	15,515	—	—	—	—	15,515
Operations held for investment:
Depreciation and amortization	70,693	—	561	—	—	71,254
Amortization of lease intangibles	226	—	—	—	—	226
Interest expense	49,239	(1,053)	—	—	—	48,186
Interest expense - default rate	884	(884)	—	—	—	—
Amortization of deferred financing fees	1,102	(34)	—	—	—	1,068
Write-off of deferred financing fees	1,585	(123)	—	—	—	1,462
Loan penalties and fees	174	(135)	—	—	—	39
Non-cash interest related to discount on Senior Notes	743	—	—	—	—	743
Unconsolidated joint ventures:
Depreciation and amortization	40	—	—	—	—	40
Operations held for non-sale disposition:
Depreciation and amortization	4,789	—	—	(4,789)	—	—
Interest expense	7,606	—	—	(7,606)	—	—
Interest expense - default rate	6,392	—	—	(6,392)	—	—
Amortization of deferred financing fees	395	—	—	(395)	—	—
Loan penalties and fees	879	—	—	(879)	—	—
Discontinued operations:
Depreciation and amortization	124	—	—	—	(124)	—
Interest expense	225	—	—	—	(225)	—
Amortization of deferred financing fees	2	—	—	—	(2)	—
Loan penalties and fees	48	—	—	—	(48)	—
EBITDA	148,016	—	907	(11,694)	(47,326)	89,903

Operations held for investment:
Amortization of deferred stock compensation	2,405	—	—	—	—	2,405
Loss on sale of assets	383	—	—	—	—	383
Impairment loss	1,943	—	—	—	—	1,943
Closing costs - Royal Palm Miami Beach acquisition	6,774	—	—	—	—	6,774
Due diligence costs - abandoned project	938	—	—	—	—	938
Unconsolidated joint ventures:
Amortization of deferred stock compensation	21	—	—	—	—	21
Discontinued operations:
Gain on extinguishment of debt	(47,220)	—	—	—	47,220	—
	(34,756)	—	—	—	47,220	12,464

Adjusted EBITDA	$113,260	$—	$907	$(11,694)	$(106)	$102,367

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to FFO and Adjusted FFO

Loss attributable to common stockholders	$(12,645)	$2,229	$346	$8,367	$(46,927)	$(48,630)
Operations held for investment:
Real estate depreciation and amortization	70,287	—	561	—	—	70,848
Amortization of lease intangibles	226	—	—	—	—	226
Loss on sale of assets	383	—	—	—	—	383
Operations held for non-sale disposition:
Real estate depreciation and amortization	4,789	—	—	(4,789)	—	—
Discontinued operations:
Real estate depreciation and amortization	124	—	—	—	(124)	—
FFO available to common stockholders	63,164	2,229	907	3,578	(47,051)	22,827

Operations held for investment:
Interest expense - default rate	884	(884)	—	—	—	—
Write-off of deferred financing fees	1,585	(123)	—	—	—	1,462
Loan penalties and fees	174	(135)	—	—	—	39
Impairment loss	1,943	—	—	—	—	1,943
Closing costs - Royal Palm Miami Beach acquisition	6,774	—	—	—	—	6,774
Due diligence costs - abandoned project	938	—	—	—	—	938
Operations held for non-sale disposition:
Interest expense - default rate	6,392	—	—	(6,392)	—	—
Loan penalties and fees	879	—	—	(879)	—	—
Discontinued operations:
Loan penalties and fees	48	—	—	—	(48)	—
Gain on extinguishment of debt	(47,220)	—	—	—	47,220	—
	(27,603)	(1,142)	—	(7,271)	47,172	11,156

Adjusted FFO available to common stockholders	$35,561	$1,087	$907	$(3,693)	$121	$33,983

FFO available to common stockholders per diluted share	$0.65					$0.23

Adjusted FFO available to common stockholders per diluted share	$0.36					$0.35

Basic weighted average shares outstanding	97,163					97,163
Shares associated with unvested restricted stock awards	372					372
Diluted weighted average shares outstanding (7)	97,535					97,535

(1)          Actual includes results for the 31 hotels held for investment, the Mass Mutual eight hotels held for non-sale disposition and two hotels disposed by deed in lieu at September 30, 2010.

(2)          Held for Investment includes only the interest and penalties associated with the three Mass Mutual hotels released on April 15, 2010. Hotel operations for these three hotels are included in the “Actual” column.

(3)          Reacquired Hotel includes only the hotel operations and excludes interest and penalties associated with the Renaissance Westchester while it was in receivership prior to being reacquired by the Company on June 14, 2010.

(4)          Non-Sale Disposition includes all hotel operations, interest and penalties for the Mass Mutual eight hotels that are in the process of being transferred to a receiver.

(5)          Discontinued Operations includes the W San Diego and Marriott Ontario Airport hotels that have been disposed by deed in lieu as of September 30, 2010. It also includes the ownership expenses of the Renaissance Westchester prior to June 14, 2010 when it was reacquired by the Company.

(6)          Pro forma includes the 31 hotels held for investment by the Company at September 30, 2010.

(7)          Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis since such treatment is dilutive.

Sunstone Hotel Investors, Inc.

Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2010 (1)

(Unaudited and in thousands except per share amounts)

Reconciliation of Loss Attributable to Common Stockholders to Adjusted EBITDA

	Three Months Ended
	December 31, 2010
	Low	High

Loss attributable to common stockholders	$(9,700)	$(5,700)
Series A and C preferred stock dividends	5,100	5,100
Operations held for investment:
Depreciation and amortization	24,700	24,700
Amortization of lease intangibles	100	100
Interest expense	16,400	16,400
Amortization of deferred financing fees	500	500
Non-cash interest related to discount on Senior Notes	300	300
Amortization of deferred stock compensation	600	600
Adjusted EBITDA	$38,000	$42,000

Reconciliation of Loss Attributable to Common Stockholders to Adjusted FFO

Loss attributable to common stockholders	$(9,700)	$(5,700)
Operations held for investment:
Real estate depreciation and amortization	24,500	24,500
Amortization of lease intangibles	100	100
Adjusted FFO available to common stockholders	$14,900	$18,900

Adjusted FFO available to common stockholders per diluted share	$0.15	$0.19

Basic weighted average shares outstanding	97,300	97,300
Shares associated with unvested restricted stock awards	400	400
Diluted weighted average shares outstanding	97,700	97,700

(1) Guidance for the fourth quarter 2010 includes the Company’s 31 hotel portfolio held for investment.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
	Actual (1)	Non-comparable Hotel (2)	Comparable (3)	Actual (4)	Reacquired Hotel (5)	Comparable (6)
Number of Hotels	31	(1)	30	29	1	30
Number of Rooms	11,722	(409)	11,313	10,966	347	11,313

Hotel EBITDA Margin (7)	24.1%	0.3%	24.2%	24.6%	6.8%	24.2%

Hotel Revenues
Room revenue	$108,324	$(712)	$107,612	$101,754	$2,449	$104,203
Food and beverage revenue	35,893	(102)	35,791	34,664	1,123	35,787
Other operating revenue	8,878	(128)	8,750	8,820	109	8,929
Total Hotel Revenues	153,095	(942)	152,153	145,238	3,681	148,919

Hotel Expenses
Room expense	28,009	(231)	27,778	26,166	710	26,876
Food and beverage expense	28,609	(60)	28,549	27,229	994	28,223
Other hotel expense	41,579	(480)	41,099	39,298	1,175	40,473
General and administrative expense	18,058	(168)	17,890	16,781	550	17,331
Total Hotel Expenses	116,255	(939)	115,316	109,474	3,429	112,903

Hotel EBITDA	36,840	(3)	36,837	35,764	252	36,016

Mass Mutual Eight Hotels:
Revenues of operations held for non-sale disposition	20,646	—	20,646	20,790	—	20,790
Operating expenses of operations held for non-sale disposition	(17,787)	—	(17,787)	(19,098)	—	(19,098)
Non-hotel operating income	821	—	821	692	—	692
Amortization of lease intangibles	(76)	—	(76)	—	—	—
Management company transition costs	(175)	—	(175)	—	—	—
Corporate overhead	(11,596)	—	(11,596)	(4,334)	—	(4,334)
Depreciation and amortization	(23,871)	—	(23,871)	(23,529)	—	(23,529)
Property and goodwill impairment losses	—	—	—	(2,209)	—	(2,209)
Operating Income	4,802	(3)	4,799	8,076	252	8,328

Equity in earnings (losses) of unconsolidated joint ventures	200	—	200	(515)	—	(515)
Interest income and other income (loss)	(276)	—	(276)	239	—	239
Interest expense	(16,671)	—	(16,671)	(18,190)	—	(18,190)
Interest expense of operations held for non-sale disposition	(4,875)	—	(4,875)	(2,880)	—	(2,880)
Loss on extinguishment of debt	—	—	—	(20)	—	(20)
Income (loss) from discontinued operations	40,473	—	40,473	(4,658)	—	(4,658)
Net Income (Loss)	$23,653	$(3)	$23,650	$(17,948)	$252	$(17,696)

(1)          Actual represents our ownership results for the 31 hotels held for investment as of the end of the period. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(2)          Non-comparable Hotel represents our ownership results for the one non-comparable hotel that is being repositioned beginning in 2010: Royal Palm Miami Beach from our acquistion date of August 27, 2010 through September 30, 2010.

(3)          Comparable represents our ownership results for the 30 “comparable” hotels held for investment as of the end of the period. Excludes the Royal Palm Miami Beach that is being repositioned beginning in 2010, and eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(4)          Actual represents our ownership results for the 29 hotels held for investment as of the end of the period. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, Marriott Ontario Airport and Renaissance Westchester, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(5)          Reaquired Hotel represents our ownership results for the Renaissance Westchester for the entire reporting period.

(6)          Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and Marriott Ontario Airport, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(7)          Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	Actual (1)	Reacquired Hotel (2)	Non-comparable Hotel (3)	Comparable (4)	Actual (5)	Reacquired Hotel (6)	Comparable (7)
Number of Hotels	31		(1)	30	29	1	30
Number of Rooms	11,722		(409)	11,313	10,966	347	11,313

Hotel EBITDA Margin (8)	24.5%	11.0%	0.3%	24.3%	25.1%	9.5%	24.7%

Hotel Revenues
Room revenue	$307,025	$4,931	$(712)	$311,244	$299,651	$7,472	$307,123
Food and beverage revenue	114,644	3,114	(102)	117,656	115,921	3,727	119,648
Other operating revenue	25,386	241	(128)	25,499	26,399	337	26,736
Total Hotel Revenues	447,055	8,286	(942)	454,399	441,971	11,536	453,507

Hotel Expenses
Room expense	79,757	1,417	(231)	80,943	75,062	2,095	77,157
Food and beverage expense	85,473	2,355	(60)	87,768	85,672	3,099	88,771
Other hotel expense	119,171	2,403	(480)	121,094	118,530	3,560	122,090
General and administrative expense	53,139	1,203	(168)	54,174	51,792	1,686	53,478
Total Hotel Expenses	337,540	7,378	(939)	343,979	331,056	10,440	341,496

Hotel EBITDA	109,515	908	(3)	110,420	110,915	1,096	112,011

Mass Mutual Eight Hotels:
Revenues of operations held for non-sale disposition	60,638	—	—	60,638	63,712	—	63,712
Operating expenses of operations held for non-sale disposition	(53,737)	—	—	(53,737)	(58,358)	—	(58,358)
Goodwill impairment losses of operations held for non-sale disposition	—	—	—	—	(3,007)	—	(3,007)
Non-hotel operating income	2,496	—	—	2,496	1,985	—	1,985
Amortization of lease intangibles	(226)			(226)	—		—
Management company transition costs	(266)	—	—	(266)	—	—	—
Prior year property tax supplementals and credits, net	—	—	—	—	450	—	450
Corporate overhead	(21,311)	—	—	(21,311)	(14,826)	—	(14,826)
Depreciation and amortization	(70,693)	—	—	(70,693)	(70,818)	—	(70,818)
Property and goodwill impairment losses	(1,943)	—	—	(1,943)	(30,852)	—	(30,852)
Operating Income (Loss)	24,473	908	(3)	25,378	(799)	1,096	297

Equity in earnings (losses) of unconsolidated joint ventures	475	—	—	475	(2,616)	—	(2,616)
Interest income and other income (loss)	(6)	—	—	(6)	1,111	—	1,111
Interest expense	(53,727)	—	—	(53,727)	(57,703)	—	(57,703)
Interest expense of operations held for non-sale disposition	(15,272)	—	—	(15,272)	(8,667)	—	(8,667)
Gain on extinguishment of debt	—	—	—	—	54,559	—	54,559
Income (loss) from discontinued operations	46,927	—	—	46,927	(127,528)	—	(127,528)
Net Income (Loss)	$2,870	$908	$(3)	$3,775	$(141,643)	$1,096	$(140,547)

(1)          Actual represents our ownership results for the 31 hotels held for investment as of the end of the period. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(2)          Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to our reacquisiton on June 14, 2010.

(3)          Non-comparable Hotel represents our ownership results for the one non-comparable hotel that is being repositioned beginning in 2010: Royal Palm Miami Beach from our acquistion date of August 27, 2010 through September 30, 2010.

(4)          Comparable represents our ownership results for the 30 “comparable” hotels held for investment as of the end of the period, including the Renaissance Westchester while it was held in receivership. Excludes the Royal Palm Miami Beach that is being repositioned beginning in 2010, and eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(5)          Actual represents our ownership results for the 29 hotels held for investment as of the end of the period. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, Marriott Ontario Airport and Renaissance Westchester, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(6)          Reacquired Hotel represents our ownership results for the Renaissance Westchester for the entire reporting period.

(7)          Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester. Excludes eight hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and Marriott Ontario Airport, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(8)          Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

									Percent
			Three Months Ended September 30, 2010			Three Months Ended September 30, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	81.1%	$130.74	$106.03	79.2%	$125.27	$99.21	6.9%
Other West (2)	5	1,575	63.2%	$108.62	$68.65	67.5%	$109.46	$73.89	-7.1%
Midwest (3)	7	2,177	69.3%	$137.29	$95.14	73.5%	$124.74	$91.68	3.8%
East (4)	9	4,578	74.3%	$176.04	$130.80	74.5%	$169.62	$126.37	3.5%

Total Comparable Portfolio	30	11,313	73.5%	$147.04	$108.07	74.5%	$140.37	$104.58	3.3%

									Percent
			Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	77.2%	$125.37	$96.79	73.8%	$128.72	$95.00	1.9%
Other West (2)	5	1,575	65.2%	$112.92	$73.62	68.4%	$117.23	$80.19	-8.2%
Midwest (3)	7	2,177	65.5%	$130.39	$85.41	64.9%	$127.60	$82.81	3.1%
East (4)	9	4,578	72.7%	$180.92	$131.53	70.9%	$180.67	$128.10	2.7%

Total Comparable Portfolio	30	11,313	71.4%	$146.79	$104.81	70.1%	$147.46	$103.37	1.4%

(1)          Does not include four hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(2)          Includes Oregon, Texas and Utah. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(3)          Includes Illinois, Michigan and Minnesota.

(4)          Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Excludes the Royal Palm Miami Beach that is being repositioned beginning in 2010, and two hotels in the Mass Mutual portfolio, reclassified as “Operations Held forNon-Sale Disposition” on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

									Percent
			Three Months Ended September 30, 2010			Three Months Ended September 30, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott (1)	18	6,934	72.8%	$145.10	$105.63	72.9%	$140.72	$102.58	3.0%
Hilton (2)	6	2,133	76.4%	$182.81	$139.67	78.5%	$171.07	$134.29	4.0%
Hyatt	1	403	87.5%	$138.34	$121.05	82.8%	$129.78	$107.46	12.6%
Other Brand Affiliations (3)	2	647	80.8%	$118.47	$95.72	76.9%	$115.82	$89.07	7.5%
Independent (4)	3	1,196	63.6%	$106.14	$67.51	72.1%	$97.15	$70.05	-3.6%

Total Comparable Portfolio	30	11,313	73.5%	$147.04	$108.07	74.5%	$140.37	$104.58	3.3%

									Percent
			Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott (1)	18	6,934	70.9%	$150.50	$106.70	69.8%	$152.97	$106.77	-0.1%
Hilton (2)	6	2,133	74.4%	$170.80	$127.08	72.3%	$166.35	$120.27	5.7%
Hyatt	1	403	85.7%	$120.63	$103.38	74.5%	$125.67	$93.62	10.4%
Other Brand Affiliations (3)	2	647	77.6%	$117.38	$91.09	73.3%	$124.30	$91.11	0.0%
Independent (4)	3	1,196	60.5%	$103.31	$62.50	64.7%	$100.18	$64.82	-3.6%

Total Comparable Portfolio	30	11,313	71.4%	$146.79	$104.81	70.1%	$147.46	$103.37	1.4%

(1)          Does not include five hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(2)          Does not include one hotel included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(3)          Includes a Fairmont and a Sheraton. Does not include two hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.

(4)          Excludes the Royal Palm Miami Beach that is being repositioned beginning in 2010.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

		Interest Rate /	Maturity	September 30, 2010	Subsequent	November 4, 2010
Debt	Collateral	Spread	Date	Balance (1)	Events (2)	Balance (1)

Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%	12/1/2010	$81,000	$(81,000)	$—
Secured Mortgage Debt	Hilton Times Square	4.97%	11/1/2020	—	92,500	92,500
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	33,444		33,444
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	2,696		2,696
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	17,723		17,723
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	25,703		25,703
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	23,594		23,594
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,381		15,381
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	27,868		27,868
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	36,081		36,081
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	46,039		46,039
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	28,381		28,381
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	11,844		11,844
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,241		105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000		48,000
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,373		33,373
Secured Mortgage Debt	Renaissance Orlando Resort at Sea World®	5.52%	7/1/2016	84,403		84,403
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Renaissance Washington DC	5.95%	5/1/2021	132,746		132,746
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500	—	62,500
Total Fixed Rate Debt				1,137,017	11,500	1,148,517
Credit Facility	Unsecured	L+ 3.25% - 4.25%	11/1/2013	—	—	—
TOTAL DEBT				$1,137,017	$11,500	$1,148,517

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	$—	$176,250
Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	$—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.56%		5.49%
Weighted Average Maturity of Debt (3)				6.4 years		7.2 years

(1)          Excludes debt in the Company’s secured debt restructuring program.

(2)          Subsequent Events include the Company’s refinance of the $81.0 million mortgage on the Hilton Times Square for a new $92.5 million mortgage secured by the Hilton Times Square, as well as the Company’s entry into a new $150.0 million senior corporate credit facility.

(3)          Assumes the exchangeable senior notes remain outstanding to maturity.  If the exchangeable senior notes were redeemed upon the first put date, the weighted average maturity would be approximately 6 years.